Exhibit 99.1

Press Release:

HDL Therapeutics to Go Public in Merger with Swiftmerge Acquisition Corp.

$480 million Business Combination to Accelerate the Commercialization of an Innovative FDA-Approved Cardiovascular Disease Treatment

NEW YORK, NY & VERO BEACH, FL. - August 11, 2023 - HDL Therapeutics, Inc. (“HDL Therapeutics”), a privately held commercial stage biotech company with an FDA-approved cardiovascular therapy the Plasma Delipidation System (PDS-2™ System) for reducing coronary atheroma in patients with homozygous familial hypercholesterolemia (HoFH), has signed a definitive merger agreement with Swiftmerge Acquisition Corp. (NASDAQ: IVCP) (“Swiftmerge”), a special purpose acquisition company with a disruptive consumer healthcare focused team. Under the terms of the merger agreement, a wholly-owned subsidiary of Swiftmerge will merge with and into HDL Therapeutics after which HDL Therapeutics will be a wholly owned subsidiary of Swiftmerge, and the holders of the outstanding HDL Therapeutics preferred stock and common stock will receive a combination of cash and equity in Swiftmerge having a total value of $400 million (subject to adjustments). The business combination between HDL Therapeutics and Swiftmerge (the “Transaction”) values the combined company at approximately $480 million.

Upon closing of the Transaction, Swiftmerge will change its name to HDL Therapeutics, Inc. and Michael Matin will be Chairman of the Board and Chief Executive Officer of the combined company. It is anticipated that HDL Therapeutics will trade on the NASDAQ with the ticker symbol “HDLT”. The Transaction is expected to close in the fourth quarter 2023, with Swiftmerge to domesticate from the Cayman Islands to a Delaware corporation prior to the closing.

Company Overview

HDL Therapeutics aims to be a leader in treating high-risk plaques in coronary arteries of patients with heart disease. These plaques are prone to rupture and put patients at high-risk for serious cardiac events. The patented technology platform developed by HDL Therapeutics can significantly regress these high-risk plaques in adult patients with HoFH in an effort to fill a critical treatment gap in combating coronary atherosclerosis.

HDL Therapeutics’s technology platform powers the pioneering PDS-2™ System, a therapeutic device that uses a patient’s own plasma to harness the body’s own biology to treat coronary atherosclerosis. The PDS-2™ System’s novel approach may be used in combination with other lipid-lowering therapies.

HDL Therapeutics believes the proceeds from the Transaction, along with public capital market access from being a public company, will enable the company to commercialize its treatment for patients with HoFH. In addition, HDL Therapeutics intends to expand its therapeutic platform to target atherosclerotic plaques in other conditions, with the goal of treating large patient populations with a biologic formulation.

“We are thrilled to partner with Swiftmerge and hope to bring our groundbreaking treatment to appropriate patients around the world,” said Michael Matin, Chairman and CEO of HDL Therapeutics. “Our treatment has the potential to benefit countless lives with the hope of one day eradicating coronary atherosclerosis as we know it.”

Dr. Leonard Makowka, Board Member of Swiftmerge and former Chairman of Surgery at Cedars Sinea, said, “The cardiovascular disease treatment business is a massive industry, estimated to be worth over $300 billion. It encompasses pharmaceuticals, medical devices, diagnostic tests, and healthcare services. A treatment specifically targeting high-risk plaques can potentially disrupt this industry by challenging the current standard of care in preventing heart attacks.”

Transaction Overview

The Transaction implies an enterprise value of the combined company of approximately $480 million. The combined company expects to receive approximately $104 million in gross proceeds, including $24 million of cash held in Swiftmerge’s trust account (assuming no redemptions in connection with the Transaction) and approximately $80 million in new PIPE financing that Swiftmerge is seeking to raise.

The boards of directors of both Swiftmerge and HDL Therapeutics have approved the Transaction. The Transaction is expected to close in the fourth quarter of 2023, subject to approvals by Swiftmerge’s shareholders and HDL Therapeutics’ stockholders, the expiration of the HSR Act waiting period, Swiftmerge having minimum cash available at closing of $30 million after payment of expenses, and other customary closing conditions. The existing HDL Therapeutics stockholders have agreed not to sell Swiftmerge stock received by them pursuant to a six-month lock up after closing of the Transaction. Swiftmerge’s sponsor has also agreed not to sell its founder equity for six months after the closing.

A more detailed description of the Transaction terms and a copy of the definitive agreement in respect of the Transaction will be included in a current report on Form 8-K to be filed by Swiftmerge with the United States Securities and Exchange Commission (“SEC”) and will be available at the SEC’s website, www.sec.gov.

Advisors. Mayer Brown LLP is serving as legal advisor to HDL Therapeutics, and Loeb & Loeb LLP is serving as legal advisor to Swiftmerge.

About HDL Therapeutics

HDL Therapeutics is a biotech innovator, focused on developing first-in-class treatments for intractable cardiovascular and neurovascular diseases using the company’s proprietary technology platform.

About Swiftmerge

Swiftmerge Acquisition Corp. (NASDAQ: IVCP) is a blank-check company incorporated as a Cayman Islands exempted company and formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses.

No Offer or Solicitation

This press release does not constitute (i) a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed business combination or (ii) an offer to sell, a solicitation of an offer to buy, or a recommendation to purchase any security of Swiftmerge, HDL Therapeutics or any of their respective affiliates.

Important Additional Information and Where to Find It

Swiftmerge intends to file a registration statement on Form S-4 (“Registration Statement”) with the SEC, which will include a proxy statement/prospectus of Swiftmerge, that will be both the proxy statement to be distributed to holders of Swiftmerge’s ordinary shares in connection with its solicitation of proxies for the vote by Swiftmerge’s shareholders with respect to the proposed business combination and other matters as may be described in the Registration Statement, as well as the prospectus relating to the offer of the securities to be issued in the business combination to the Swiftmerge shareholders and HDL Therapeutics stockholders. After the Registration Statement is declared effective, Swiftmerge will mail a definitive proxy statement/prospectus to the shareholders of Swiftmerge as of a record date to be established for voting on the proposed business combination. This press release does not contain all the information that should be considered concerning the proposed business combination and is not intended to form the basis of any investment decision or any other decision with respect to the business combination. Before making any voting or investment decision, investors and security holders of Swiftmerge and other interested persons are urged to carefully read the entire Registration Statement, the preliminary proxy statement/prospectus and the definitive proxy statement/prospectus, when they each become available, and any other relevant documents filed with the SEC, as well as any amendments or supplements to these documents, because they will contain important information about the proposed business combination. The documents filed by Swiftmerge with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, the documents filed by Swiftmerge may be obtained free of charge from Swiftmerge at www.Swiftmerg.com. Alternatively, these documents, when available, can be obtained free of charge from Swiftmerge upon written request to Swiftmerge Acquisition Corp., 4318 Forman Avenue, Toluca Lake, CA 91602. The information contained on, or that may be accessed through, the websites referenced in this press release is not incorporated by reference into, and is not a part of, this press release.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the federal securities laws with respect to the proposed Transaction between Swiftmerge and HDL Therapeutics. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” “aims” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to, the risk that the Transaction may not be completed in a timely manner or at all, which may adversely affect the price of Swiftmerge’s securities; the risk that the Transaction may not be completed by Swiftmerge’s business combination deadline and the potential failure to obtain an extension of the business combination deadline if sought by Swiftmerge; the failure to satisfy the conditions to the consummation of the Transaction, including the adoption of the merger agreement by the shareholders of Swiftmerge and the receipt of certain governmental and regulatory approvals; the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; the effect of the announcement or pendency of the Transaction on HDL Therapeutics’ business relationships, operating results and business generally; risks that the proposed Transaction disrupts current plans and operations of HDL Therapeutics and potential difficulties in HDL Therapeutics employee retention as a result of the Transaction; the outcome of any legal proceedings that may be instituted against HDL Therapeutics or against Swiftmerge related to the merger agreement or the proposed Transaction; the ability to maintain the listing of Swiftmerge’s securities on a national securities exchange; the price of Swiftmerge’s securities may be volatile due to a variety of factors, including changes in the competitive industries in which Swiftmerge plans to operate or HDL Therapeutics operates, variations in operating performance across competitors, changes in laws and regulations affecting Swiftmerge’s or HDL Therapeutics’ business and changes in the combined capital structure; the ability to implement business plans, forecasts, and other expectations after the completion of the proposed Transaction, and identify and realize additional opportunities; and the risk of downturns and a changing regulatory landscape. Additional risks related to HDL Therapeutics’ business include, but are not limited to, uncertainty regarding outcomes of future clinical trials, particularly as they relate to regulatory review and potential future approvals for its products in the U.S. for future indications other than HoFH and in the EU for HoFH and other indications; risks associated with HDL Therapeutics’ efforts to commercialize its products, including issues related to product quality, manufacturing or supply and patient safety; claims related to HDL Therapeutics’ intellectual property; HDL Therapeutics’ ability to attract and retain qualified personnel; the level of market acceptance of the PDS-2 System in the U.S.; the actual number of diagnosed patients with HoFH; restrictions or limitations that private or government payers may impose that would impact pricing or reimbursement for HDL Therapeutics’ products; and the behavior of other market participants with products or therapies that may compete with HDL Therapeutics’ products. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of Swiftmerge’s registration on Form S-1 (File No. 333-254633), the Registration Statement on Form S-4 discussed above and other documents filed by Swiftmerge from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Swiftmerge and HDL Therapeutics assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Neither Swiftmerge nor HDL Therapeutics gives any assurance that either Swiftmerge or HDL Therapeutics or the combined company will achieve its expectations.

Participants in the Solicitation

Swiftmerge and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Swiftmerge with respect to the proposed business combination. For information regarding Swiftmerge’s directors and executive officers and a description of their interests in Swiftmerge, please see Swiftmerge’s annual report on Form 10-K for the year ended December 31, 2022, filed with the SEC on April 21, 2023, and available free of charge at the SEC’s website at www.sec.gov. To the extent such holdings of Swiftmerge’s securities may have changed since that time, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding the interests of those participants and other persons who may be deemed participants in the Transaction may be obtained by reading the Registration Statement and proxy statement/prospectus and other relevant documents when they become available.

HDL Therapeutics and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the shareholders of Swiftmerge in connection with the proposed business combination. A list of the names of such directors and executive officers and information regarding their interests in the proposed business combination will be included in the Registration Statement and proxy statement/prospectus for the proposed business

Contacts

Media Relations Swiftmerge: Phone: (808) 501-0339 Email: sam@swiftmerg.com

HDL Therapeutics: Email: media@HDLTherapeutics.com